UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2010
________________________

McDONALD'S CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

____________________________

One McDonald's Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)

60523
(Zip Code)
_______________________________

(630) 623-3000
(Registrant's Telephone Number, Including Area Code)

_______________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of awards to certain named executive officers under the Cash Performance Unit Plan for the 2010-2012 performance cycle.

On February 9, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of McDonald’s Corporation (the “Company”) adopted the 2010-2012 Cash Performance Unit Plan, or “CPUP,” which is summarized below.  The summary below is qualified in its entirety by the 2010-2012 CPUP plan document, which is attached hereto as Exhibit 99.1.  The Committee also approved grants of awards under the 2010-2012 CPUP for the performance period from January 1, 2010 to December 31, 2012 for the Company’s principal executive officer, principal financial officer and “named executive officers” for whom disclosure was required in the Company’s most recent proxy statement and who are currently employed with the Company (together, the “named executive officers”).

The 2010-2012 CPUP operates on a three-year cycle with a cumulative payout at the end of the cycle. The final payout is determined based on the entire performance period.  Participants will not receive any payout under the CPUP until after the end of the performance period on December 31, 2012.

The performance measures that will be used to calculate CPUP payouts for the 2010-2012 performance cycle are:

-	Consolidated three-year compounded annual growth in operating income (weighted 75%), which reflects growth in income from all company-operated and franchised restaurants.

-	Average return on total assets, or “ROTA” (weighted 25%).

Participants will not receive any payout under CPUP unless threshold levels of both performance measures are achieved.  To calculate the final payout, the amount based on the above performance measures will be adjusted by a multiplier based on the Company’s cumulative total shareholder return versus the S&P 500 Index for the performance period, which may result in final payouts being increased or decreased by up to 15%.

Target awards for the named executive officers under the 2010-2012 CPUP are as follows:

Name	Position	Target 2010-2012 CPUP Award
James A. Skinner	Vice Chairman and Chief Executive Officer	$8,000,000
Peter J. Bensen	Chief Financial Officer	$2,800,000
Denis Hennequin	President of McDonald’s Europe	$1,650,000
Timothy J. Fenton	President of McDonald’s Asia, Pacific, Middle East and Africa	$1,650,000

The maximum final payout that each of the named executive officers can earn under the 2010-2012 CPUP is 230% of the target award.

Award of Restricted Stock Units

On February 10, 2010, the Committee approved grants of restricted stock units, or “RSUs,” under the Company’s Amended and Restated 2001 Omnibus Stock Ownership Plan, as amended (the “Plan”) to the named executive officers.

The RSUs cliff vest after three years, subject to a performance-based vesting condition linked to the level of compounded annual growth in diluted earnings per share, or “EPS,” achieved by the Company during the three-year vesting period.  The EPS target approved by the Committee for the RSUs is 6% compounded annual EPS growth.  If less than 1% compounded growth is achieved, none of the RSUs will vest. If EPS growth is at or above the 1% threshold but below the 6% target, a portion of the awards will vest in proportion to the level of EPS growth achieved.

For compensation purposes, all of the above performance measures are adjusted from the measures as reported in our financial statements.  Operating income (including operating income used to calculated ROTA) and EPS are expressed in constant currencies (i.e., excluding the effects of foreign currency translation) to more accurately reflect underlying business trends.  In addition, certain income and/or expense items that are not indicative of ongoing results may be excluded at the discretion of the Committee.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

99.1        McDonald’s Corporation 2010-2012 Cash Performance Unit Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD'S CORPORATION
(Registrant)

Date: February 16, 2010	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President -
Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit 99.1                     2010-2012 Cash Performance Unit Plan